As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVINTIV INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4427672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 1700

Denver, Colorado 80202

(303) 623-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Meghan N. Eilers

Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc.

370 17th Street, Suite 1700

Denver, Colorado 80202

(303) 623-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cynthia M. Mabry

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main St., Suite 3000

Houston, Texas 77002-4995

(346) 718-6614

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Share Purchase Contracts

Share Purchase Units

We may from time to time offer and sell our debt securities, shares of common stock, shares of preferred stock, warrants, units, share purchase contracts and share purchase units (the “Securities”). The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred stock, warrants, share purchase contracts and share purchase units may be convertible into or exercisable or exchangeable for common or preferred stock, other securities of ours, or debt or equity securities of one or more other entities. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in the Securities.

Investment in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” on page 5 of this prospectus, along with any risk factors described in the applicable prospectus supplement.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Our shares of common stock are listed and posted for trading on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “OVV”. Each prospectus supplement will indicate if the Securities offered thereby will be listed on any securities exchange.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is March 1, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration statement process. Under this process, we may offer from time to time any combination of the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.

This prospectus only provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC (the “Registration Statement”) of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise requires or otherwise expressly stated, all references in this prospectus and any prospectus supplement to “Ovintiv”, the “Company”, “we”, “us” and “our” refer to Ovintiv Inc. and its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ovintiv, at www.sec.gov. Ovintiv’s SEC filings are also available on Ovintiv’s website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (our “Annual Report on Form 10-K”); and

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the description of our capital stock contained in Exhibit 99.1 of our Form 8-K12B, filed with the SEC on January 24, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Ovintiv Inc.

370 17th Street, Suite 1700

Denver, CO 80202

U.S.A.

(303) 623 – 2300

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases.

Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein include statements regarding:

•	expectations of plans, strategies and objectives of the Company, including anticipated development activity and investment levels;

•	the Company’s core assets, including the composition of core assets and the anticipated capital returns associated with core assets;

•	the Company’s capital allocation strategy, capital structure, anticipated sources of funding, growth in long-term shareholder value and ability to preserve balance sheet strength;

•	the benefits of the Company’s multi-basin portfolio, including operational and commodity flexibility, and the ability to repeat and deploy successful operational learnings;

•	the Company’s ability to maximize cash flow and the application of excess cash flows to reduce long-term debt;

•	anticipated oil, natural gas liquid (“NGL”) and natural gas prices; the anticipated success of, and benefits from, technology and innovation;

•	anticipated drilling and completions activity, including the number of drilling rigs and frac crews utilized;

•	anticipated proceeds and future benefits from various joint venture, partnership and other agreements;

•	estimates of the Company’s oil, NGLs and natural gas reserves and recoverable quantities;

•	the Company’s expected oil, NGLs and natural gas production and commodity mix, including growth of high margin liquids volumes;

•	the Company’s ability to access credit facilities and other sources of liquidity to meet financial obligations throughout commodity price cycles;

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the implementation and outcomes of risk management programs, including exposure to commodity price, interest rate and foreign exchange fluctuations, the volume of oil, NGLs and natural gas production hedged, and the markets or physical sales locations hedged;

•	the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations;

•	anticipated compliance with current or proposed environmental legislation, including the costs thereof;

•	adequacy of provisions for abandonment and site reclamation costs;

•	the declaration and payment of future dividends and the anticipated repurchase the Company’s outstanding common shares;

•	the adequacy of the Company’s provision for taxes and legal claims;

•	the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses;

•	global oil, NGL and natural gas inventories and global demand for oil, NGL and natural gas; and

•	the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, the risk factors described in “Risk Factors” and those set forth in Item 1A. Risk Factors of the Annual Report on Form 10-K; and other risks and uncertainties impacting our business as described from time to time in our other periodic filings with the SEC or Canadian securities regulators.

Although we believe the expectations represented by the forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein are made as of the date of this prospectus or such prospectus supplement (or in the case of a document incorporated herein by reference, the date of such document) and, except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated herein are expressly qualified by these cautionary statements.

You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS

Investing in our Securities involves risk. Before you decide whether to purchase any of our Securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

OVINTIV INC.

Ovintiv is a leading North American oil and natural gas exploration and production company focused on developing its multi-basin portfolio of top-tier oil and natural gas assets located in the United States and Canada. Ovintiv’s operations also include the marketing of oil, NGLs and natural gas. As of December 31, 2022, all of Ovintiv’s reserves and production are located in North America.

Our registered and principal office is located at 370 17th Street, Suite 1700, Denver, Colorado 80202, U.S.A. Our shares of common stock are listed and posted for trading on the NYSE and the TSX under the symbol “OVV”. We maintain a website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of Securities for general corporate purposes, which may include, but are not limited to, capital expenditures, acquisitions, working capital and repayment, refinancing or redemption of indebtedness or other securities. The amount of net proceeds to be used for any such purpose will be described in an applicable prospectus supplement. We may invest funds that do not immediately require specific application in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

In this section only, “we”, “us”, “our” or “Ovintiv” refer only to Ovintiv Inc. without any of its subsidiaries or partnerships through which it operates. The following description describes certain general terms and provisions of the debt securities. We will provide the particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a supplement to this prospectus.

The debt securities will be issued under an indenture (the “Indenture”) to be entered into between us and The Bank of New York Mellon, as “Trustee.” The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. The following is a summary of the Indenture which describes the material terms and provisions of the debt securities. However, it is the Indenture, and not this summary, that will govern your rights as a holder of our debt securities.

A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or officer’s certificate with respect to particular series of debt securities as exhibits to current or other reports we file with securities commissions or similar authorities in Canada and the SEC. See “Where You Can Find More Information”. In addition, prospective investors should rely on information in the applicable prospectus supplement, which may provide information that is different from this prospectus. The debt securities of any series issued under the Indenture, including any series of debt securities issued pursuant to an applicable prospectus supplement, are referred to in this prospectus as the “Indenture Securities.”

We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issuance of debt securities pursuant to this prospectus.

General

The Indenture will not limit the aggregate principal amount of debt securities (which may include debentures, notes and other evidence of indebtedness) that we may issue under the Indenture. It provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any foreign currency. The Indenture will also permit us to increase the principal amount of any series of the Indenture Securities previously issued and to issue that increased principal amount. The applicable prospectus supplement will set forth the following terms and information relating to the debt securities being offered by us:

•	the specific designation and the aggregate principal amount of the debt securities of such series;

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the extent and manner, if any, to which payment on or in respect of our debt securities of such series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	the percentage or percentages of the principal amount at which our debt securities of such series will be issued;

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the date or dates on which the principal of (and premium, if any, on) our debt securities of such series will be payable and the portion (if less than the principal amount) of the debt securities of such series to be payable upon a declaration of acceleration of maturity and/or the method by which such date or dates shall be determined or extended;

•	the rate or rates (whether fixed or variable) at which our debt securities of such series will bear interest if any, and the date or dates from which such interest will accrue;

•	the dates on which any interest will be payable and the regular record dates for the payment of interest on our debt securities of such series in registered form;

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the place or places where the principal of (and premium, if any, and interest, if any, on) our debt securities will be payable, and each office or agency where our debt securities of such series may be presented for registration of transfer or exchange;

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if other than U.S. dollars, the currency in which our debt securities of such series are denominated or in which currency payment of the principal of (and premium, if any, and interest, if any, on) such debt securities of such series will be payable;

•	whether our debt securities of such series will be issuable in the form of one or more global securities and, if so, the identity of the depositary for the global securities;

•	any mandatory or optional redemption or sinking fund provisions;

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the period or periods, if any, within which, the price or prices at which, the currency in which and the terms and conditions upon which our debt securities of such series may be redeemed or purchased by us;

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the terms and conditions, if any, upon which you may redeem our debt securities of such series prior to maturity and the price or prices at which and the currency in which our debt securities of such series are payable;

•	any index used to determine the amount of payments of principal of (and premium, if any, or interest, if any, on) our debt securities of such series;

•	the terms, if any, on which our debt securities may be converted or exchanged for other of our debt securities or debt securities of other entities;

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any other terms of our debt securities of such series, including covenants and events of default which apply solely to a particular series of our debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to our debt securities of such series which do not apply to a particular series of our debt securities;

•	if other than The Depository Trust Company, the person designated as the depositary for the debt securities of such series;

•	any applicable material Canadian and U.S. federal income tax consequences;

•	whether the payment of our debt securities will be guaranteed by any other person; and

•	if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof, the denominations in which any securities of the series shall be issuable.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture will not afford holders of our debt securities the right to tender such debt securities to us in the event that we have a change in control.

Our debt securities may be issued under the Indenture bearing no interest or at a discount below their stated principal amount. The U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement relating to the debt securities.

Ranking

Unless otherwise indicated in an applicable prospectus supplement, the debt securities issued under the Indenture will be unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. We conduct a substantial portion of our business through corporate and partnership subsidiaries. The debt securities will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate or partnership subsidiaries.

Debt Securities in Global Form

The Depositary, Book-Entry and Settlement

A series of our debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of our debt securities to be represented by a global security will be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of our debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of our debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of such series of our debt securities in definitive form.

Payments of Principal, Premium, if any, and Interest

Any payments of principal, premium, if any, and interest on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the Trustee or any paying agent for our debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of our debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of our debt securities in definitive form in exchange for a global security representing such series of our debt securities. In addition, we may at any time and in our sole discretion determine not to have a series of our debt securities represented by a global security and, in such event, will issue a series of our debt securities in definitive form in exchange for the global security representing such series of debt securities.

Debt Securities in Definitive Form

A series of our debt securities may be issued solely as registered securities in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof or in such other denominations as may be set out in a prospectus supplement relating to any particular series.

An applicable prospectus supplement will indicate the places to register a transfer of our debt securities in definitive form. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of such debt securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

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issue, register the transfer of or exchange any series of our debt securities during a period beginning at the opening of business 15 days before the day of selection for redemption of debt securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any security, or portion thereof, called for redemption, except the unredeemed portion of any security being redeemed in part.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our debt securities are registered at the close of business on the day or days specified by us.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. The Indenture will contain the full definition of all such terms. See “Where You Can Find More Information”.

“Consolidated Net Tangible Assets” means the total amount of assets of any person on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom:

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all current liabilities (excluding any indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

•	all goodwill, trade names, trademarks, patents and other like intangibles; and

•	appropriate adjustments on account of minority interests of other persons holding shares of the Subsidiaries of such person,

in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of such person computed in accordance with GAAP.

“Current Assets” means assets which in the ordinary course of business are expected to be realized in cash or sold or consumed within 12 months.

“Facilities” means any drilling equipment, production equipment and platforms or mining equipment; pipelines, pumping stations and other pipeline facilities; terminals, warehouses and storage facilities; bulk plants;

production, separation, dehydration, extraction, treating and processing facilities; gasification or natural gas liquefying facilities, flares, stacks and burning towers; natural gas distribution facilities, including equipment for delivery to end users; floatation mills, crushers and ore handling facilities; tank cars, tankers, barges, ships, trucks, automobiles, airplanes and other marine, automotive, aeronautical and other similar moveable facilities or equipment; computer systems and associated programs or office equipment; roads, airports, docks (including drydocks); reservoirs and waste disposal facilities; sewers; generating plants (including power plants) and electric lines; telephone and telegraph lines, radio and other communications facilities; townsites, housing facilities, recreation halls, stores and other related facilities; and similar facilities and equipment of or associated with any of the foregoing.

“Financial Instrument Obligations” means obligations arising under:

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interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person relating to interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time;

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currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person relating to currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

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commodity swap or hedging agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a person relating to one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“GAAP” means generally accepted accounting principles in the United States which are in effect from time to time.

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Debt” means indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such indebtedness has been incurred and to the receivables, inventory, equipment, chattels payable, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse.

“Permitted Liens” of any person at any particular time means:

•	Liens existing as of the date of the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such date;

•

Liens on Current Assets given in the ordinary course of business to any financial institution or others to secure any indebtedness payable on demand or maturing (including any right of extension or renewal) within 12 months from the date such indebtedness is incurred;

•	Liens in connection with indebtedness, which, by its terms, is Non-Recourse Debt to us or any of our Subsidiaries;

•	Liens existing on property or assets at the time of acquisition (including by way of lease) by such person, provided that such Liens were not incurred in anticipation of such acquisition;

•

Liens or obligations to incur Liens (including under indentures, trust deeds and similar instruments) on property or assets of another person existing at the time such other person becomes a Subsidiary of such person, or is liquidated or merged into, or amalgamated or consolidated with, such person or Subsidiary of such person or at the time of the sale, lease or other disposition to such person or Subsidiary of such person of all or substantially all of the properties and assets of such other person, provided that such Liens were not incurred in anticipation of such other person becoming a Subsidiary of such person;

•	Liens upon property or assets of whatsoever nature other than Restricted Property;

•

Liens upon property, assets or facilities used in connection with, or necessarily incidental to, the purchase, sale, storage, transportation or distribution of oil or gas, or the products derived from oil or gas;

•

Liens arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, storage, transportation, distribution, gathering or processing of Restricted Property, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts (including security in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, natural gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and natural gas business, and other agreements which are customary in the oil and natural gas business, provided in all instances that such Lien is limited to the property or assets that are the subject of the relevant agreement;

•

Liens on assets or property securing (i) all or any portion of the cost of acquisition (directly or indirectly), surveying, exploration, drilling, development, extraction, operation, production, construction, alteration, repair or improvement of all or any part of such assets or property, the plugging and abandonment of wells and the decommissioning or removal of structures or facilities located thereon, and the reclamation and clean-up of such properties, facilities and interests and surrounding lands whether or not owned by us or our Restricted Subsidiaries, (ii) all or any portion of the cost of acquiring (directly or indirectly), developing, constructing, altering, improving, operating or repairing any assets or property (or improvements on such assets or property) used or to be used in connection with such assets or property, whether or not located (or located from time to time) at or on such assets or property, (iii) indebtedness incurred by us or any of our Subsidiaries to provide funds for the activities set forth in clauses (i) and (ii) above, provided such indebtedness is incurred prior to, during or within two years after the completion of acquisition, construction or such other activities referred to in clauses (i) and (ii) above, and (iv) indebtedness incurred by us or any of our Subsidiaries to refinance indebtedness incurred for the purposes set forth in clauses (i) and (ii) above. Without limiting the generality of the foregoing, costs incurred after the date hereof with respect to clauses (i) or (ii) above shall include costs incurred for all facilities relating to such assets or property, or to projects, ventures or other arrangements of which such assets or property form a part or which relate to such assets or property, which facilities shall include, without limitation, Facilities, whether or not in whole or in part located (or from time to time located) at or on such assets or property;

•	Liens granted in the ordinary course of business in connection with Financial Instrument Obligations;

•	Purchase Money Mortgages;

•	Liens in favor of us or any of our Subsidiaries to secure indebtedness owed to us or any of our Subsidiaries; and

•

any extension, renewal, alteration, refinancing, replacement, exchange or refunding (or successive extensions, renewals, alterations, refinancings, replacements, exchanges or refundings) of all or part of any Lien referred to in the foregoing clauses; provided, however, that (i) such new Lien shall be limited to all or part of the property or assets which was secured by the prior Lien plus improvements on such property or assets and (ii) the indebtedness, if any, secured by the new Lien is not increased from the amount of the indebtedness secured by the prior Lien then existing at the time of such extension, renewal, alteration, refinancing, replacement, exchange or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations, refinancings, replacements, exchanges or refundings.

“Purchase Money Mortgage” of any person means any Lien created upon any property or assets of such person to secure or securing the whole or any part of the purchase price of such property or assets or the whole or any part of the cost of constructing or installing fixed improvements thereon or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price (including any lease payments) or cost of any vendor’s privilege or Lien on such property or assets securing all or any part of such purchase price or cost including title retention agreements and leases; provided that (i) the principal amount of money borrowed which is secured by such Lien does not exceed 100% of such purchase price or cost and any fees incurred in connection therewith, and (ii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item.

“Restricted Property” means any oil, gas or mineral property of a primary nature located in the United States or Canada, and any facilities located in the United States or Canada directly related to the mining, processing or manufacture of hydrocarbons or minerals, or any of the constituents thereof, or the derivatives therefrom, and includes Voting Shares or other interests of a corporation or other person which owns such property or facilities, but does not include (i) any property or facilities used in connection with or necessarily incidental to the purchase, sale, storage, transportation or distribution of Restricted Property, (ii) any property which, in the opinion of our Board of Directors (the “Board of Directors”), is not materially important to the total business conducted by us and our Subsidiaries as an entirety or (iii) any portion of a particular property which, in the opinion of our Board of Directors, is not materially important to the use or operation of such property.

“Restricted Subsidiary” means any Subsidiary of ours which owns Restricted Property which assets represent not less than the greater of (i) 5% of our Consolidated Net Tangible Assets and (ii) $100,000,000 (or the equivalent thereof in any other currency), excluding however any Subsidiary if the amount of our share of the Shareholders’ Equity therein does not at the time exceed 2% of our Shareholders’ Equity.

“Shareholders’ Equity” means the aggregate amount of shareholders’ equity (including but not limited to share capital, contributed surplus and retained earnings) of a person as shown on the most recent annual audited or unaudited interim consolidated balance sheet of such person and computed in accordance with GAAP.

“Subsidiary” of any person means, on any date, any corporation or other person of which Voting Shares or other interests carrying more than 50% of the voting rights attached to all outstanding Voting Shares or other interests are owned, directly or indirectly, by or for such person or one or more Subsidiaries thereof.

“Voting Shares” means shares of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such an event, or solely because the right to vote may not be exercisable under the charter of the corporation.

Covenants

Limitation on Liens

The Indenture will provide that so long as any Indenture Securities are outstanding and subject to the provisions of the Indenture, we will not, and will not permit any of our Restricted Subsidiaries to, create, incur, assume or otherwise have outstanding any Lien securing any indebtedness for borrowed money or interest thereon (or any liability of ours or such Restricted Subsidiaries under any guarantee or endorsement or other instrument under which we or such Restricted Subsidiaries are contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Restricted Subsidiaries to secure, indebtedness under the Indenture so that the Indenture Securities are secured equally and ratably with or prior to such other indebtedness, except that we and our Restricted Subsidiaries may incur a Lien to secure indebtedness for borrowed money without securing the Indenture Securities if, after giving effect thereto, the principal amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 10% of our Consolidated Net Tangible Assets.

Notwithstanding the foregoing, transactions such as the sale (including any forward sale) or other transfer of (i) oil, gas, minerals or other resources of a primary nature, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money or a specified rate of return (however determined), or a specified amount of such oil, gas, minerals, or other resources of a primary nature, or (ii) any other interest in property of the character commonly referred to as a “production payment”, will not constitute a Lien and will not result in us or a Restricted Subsidiary of ours being required to secure the Indenture Securities.

Consolidation, Amalgamation, Merger and Sale of Assets

We shall not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other corporation, partnership or trust or convey, transfer or lease all or substantially all our properties and assets to any person, unless:

•

the entity formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, statutory arrangement or other transaction would not impair the rights of the holders of the Indenture Securities, in any other country;

•	the successor entity expressly assumes or assumes by operation of law all of our obligations under the Indenture Securities and under the Indenture;

•

immediately before and after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.

In addition, notwithstanding anything in the Indenture, we may consolidate or amalgamate with or merge into or enter into a statutory arrangement with any direct or indirect wholly-owned Subsidiary and may convey, transfer or lease all or substantially all of our properties and assets to any direct or indirect wholly-owned Subsidiary without complying with the above provisions in a transaction or series of transactions in which we retain all of our obligations under and in respect of all outstanding Indenture Securities (hereinafter a “Permitted

Reorganization”) provided that on or prior to the date of the Permitted Reorganization we deliver to the Trustee an officer’s certificate confirming that, as of the date of the Permitted Reorganization:

•

substantially all of our unsubordinated and unsecured indebtedness for borrowed money which ranked pari passu with the then outstanding Indenture Securities immediately prior to the Permitted Reorganization will rank no better than pari passu with the then outstanding Indenture Securities after the Permitted Reorganization; for certainty, there is no requirement for any such other indebtedness to obtain or maintain similar ranking to the then outstanding Indenture Securities and such other indebtedness may be structurally subordinated or otherwise subordinated to the then outstanding Indenture Securities; or

•

at least two of our then current rating agencies (or if only one rating agency maintains ratings in respect of the Indenture Securities at such time, that one rating agency) have affirmed that the rating assigned by them to the Indenture Securities shall not be downgraded as a result of the Permitted Reorganization.

If, as a result of any such transactions referred to above, any of our or our Restricted Subsidiaries’ Restricted Properties become subject to a Lien, then, unless such Lien could be created pursuant to the Indenture provisions described under the “Limitation on Liens” covenant above without equally and ratably securing the Indenture Securities, we, simultaneously with or prior to such transaction, will secure, or cause the applicable Restricted Subsidiary to secure, the Indenture Securities to be secured equally and ratably with or prior to the indebtedness secured by such Lien.

Provision of Financial Information

We will furnish to the Trustee, within 30 days after we file them with or furnish them to the SEC, copies, which may be in electronic format, of our annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the Trustee:

•	within 140 days after the end of each fiscal year, the information required to be contained in an annual report on Form 10-K; and

•	within 65 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 10-Q (or any successor form).

Events of Default

The following are summaries of events of default under the Indenture with respect to any series of the Indenture Securities:

•	default in the payment of any interest on any Indenture Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on), any Indenture Security of that series when it becomes due and payable;

•

default in the performance, or breach, of any of our covenants or warranties in the Indenture in respect of the Indenture Securities of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in the Indenture), and continuance of such default or breach for a period of 60 days after receipt by us of written notice to us, specifying such default or breach, by the Trustee or by the holders of at least 25% in principal amount of all outstanding Indenture Securities of any series affected thereby;

•

if an event of default (as defined in any indenture or instrument under which we or one of our Restricted Subsidiaries has at the time of the Indenture or shall thereafter have outstanding any indebtedness for borrowed money) shall happen and be continuing, or we or any of our Restricted Subsidiaries shall have failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay shall result in such indebtedness being declared due and payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$200,000,000 and 2% of our Shareholders’ Equity shall be or become due and payable upon such declaration or otherwise accelerated prior to the date on which the same would otherwise have become due and payable (the “accelerated indebtedness”), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness shall be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it shall not be considered an event of default for purposes of the Indenture until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, Non-Recourse Debt to us or our Restricted Subsidiaries, it shall not be considered an event of default for purposes of the Indenture; or (B) if such accelerated indebtedness is recourse to us or our Restricted Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days before being considered an event of default for purposes of the Indenture;

•

the entry of a decree or order by a court having jurisdiction in the premises adjudging us as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us under Title 11 of the United States Code, as amended, or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us or of any substantial part of our property, or ordering the winding up or liquidation of our affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

•

the institution by us of proceedings to be adjudicated as bankrupt or insolvent, or the consent by us to the institution of bankruptcy or insolvency proceedings against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under Title 11 of the United States Code, as amended, or any other applicable insolvency law, or the consent by us to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by us in writing of our inability to pay our debts generally as they become due; or

•	any other events of default provided with respect to Indenture Securities of that series.

If an event of default under the Indenture occurs and is continuing with respect to any series of the Indenture Securities, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Indenture Securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the Indenture Securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series)

of all Indenture Securities of such series and all accrued and unpaid interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of the Indenture Securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Indenture Securities of that series, by written notice to us and the Trustee under certain circumstances, may rescind and annul such acceleration.

Reference is made to the applicable prospectus supplement or supplements relating to each series of the Indenture Securities which are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any event of default and the continuation thereof.

Subject to certain limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding Indenture Securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Indenture Securities of all series affected by such event of default.

No holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee written notice of a continuing event of default with respect to the Indenture Securities of such series affected by such event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding Indenture Securities of such series affected by such event of default have made written request, and such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee to institute such proceeding as Trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the holders of a majority or more in aggregate principal amount of the outstanding Indenture Securities of such series affected by such event of default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of an Indenture Security for the enforcement of payment of the principal of or any premium or interest on such Indenture Security on or after the applicable due date specified in such Indenture Security.

We will annually furnish to the Trustee a statement by certain of our officers as to whether or not we, to the best of their knowledge, are in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Indenture will provide that, at our option, we will be discharged from any and all obligations in respect of the outstanding Indenture Securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants (as evidenced by an officer’s certificate delivered to the Trustee) to pay the principal of (and premium, if any, and each instalment of interest, if any, on) the outstanding Indenture Securities of such series (hereinafter referred to as a “defeasance”) (except with respect to the authentication, transfer, exchange or replacement of the Indenture Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things:

•

we have delivered to the Trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding Indenture Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

•	we are not “insolvent” within the meaning of Title 11 of the United States Code, as amended, on the date of such deposit or at any time during the period ending on the 91st day following such deposit.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the defeasance option.

The Indenture will provide that, at our option, upon our exercise of the defeasance option described in the preceding paragraph, we may omit to comply with the “Limitation on Liens” covenant, certain aspects of the “Consolidation, Amalgamation, Merger and Sale of Assets” covenant and certain other covenants and such omission shall not be deemed to be an event of default under the Indenture and the outstanding Indenture Securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants (as evidenced by an officer’s certificate delivered to the Trustee) to pay the principal of (and premium, if any, and each installment of interest, if any, on) the outstanding Indenture Securities (hereinafter referred to as “covenant defeasance”). If we exercise our covenant defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

•

we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Indenture Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

•	we are not “insolvent” within the meaning of Title 11 of the United States Code, as amended, on the date of such deposit or at any time during the period ending on the 91st day following such deposit.

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Indenture Securities of each series issued under the Indenture affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Indenture Security of such affected series:

•	change the stated maturity of the principal of (or premium, if any), or any installment of interest, if any, on any Indenture Security;

•	reduce the principal amount of (or premium, if any, or interest, if any, on) any Indenture Security;

•	reduce the amount of principal of an Indenture Security payable upon acceleration of the maturity thereof;

•	change the place of payment;

•	change the currency of payment of principal of (or premium, if any, or interest, if any, on) any Indenture Security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Indenture Security;

•

reduce the percentage of principal amount of outstanding Indenture Securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

The holders of a majority in principal amount of the outstanding Indenture Securities of any series may on behalf of the holders of all Indenture Securities of that series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Indenture Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any, and interest, if any, on) any Indenture Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of that series.

The Indenture or the Indenture Securities may be amended or supplemented, without the consent of any holder of such Indenture Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Indenture Securities.

Consent to Jurisdiction and Service

Under the Indenture, we will irrevocably appoint CT Corporation System, 111 – 8th Avenue, New York, New York, 10011 as our authorized agent for service of process in any suit or proceeding arising out of or relating to our debt securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in New York, New York and irrevocably submit to the non-exclusive jurisdiction of any such court.

Governing Law

Our debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since many of our assets, as well as many of the assets of some of our officers and directors, are outside the United States, any judgment obtained in the United States against us or certain of our officers or directors, including judgments with respect to the payment of principal on any debt securities, may not be collectible within the United States.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary of the material terms of the capital stock of Ovintiv. The summary in this prospectus is not complete. You should read the complete text of Ovintiv’s certificate of incorporation (the Certificate of Incorporation) and amended and restated bylaws (the “Bylaws”) as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Certificate of Incorporation authorizes 750,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stock Exchange Listings

The shares of common stock of Ovintiv are listed on the NYSE and the TSX under the symbol “OVV”.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors of Ovintiv, subject to the rights, if any, of holders any series of preferred stock to elect additional directors under specific circumstances.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of preferred stock, holders of shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the Board of Directors and may be paid in cash, in property or in shares of common stock.

Liquidation

In the event of Ovintiv’s liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Ovintiv’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of preferred stock.

Rights and Preferences

Holders of shares of common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of shares of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Ovintiv may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable and any additional common stock that Ovintiv may issue will, when issued, be fully paid and non-assessable.

Uncertificated Shares

Holders of shares of common stock of Ovintiv do not have the right to require Ovintiv to issue certificates for their shares.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York, 11219. AST, at its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, acts as co-transfer agent.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors from time to time to issue shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the Ovintiv stockholders.

As of December 31, 2022, no shares of preferred stock were outstanding. If we offer shares of preferred stock pursuant to this prospectus, the specific terms of the preferred stock will be described in the applicable prospectus supplement.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board of Directors. To the extent permitted under applicable law, Ovintiv may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of Ovintiv by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of Ovintiv by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Ovintiv, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover proposals. These provisions are also designed to encourage persons seeking to acquire control of Ovintiv to first negotiate with the Board of Directors. Ovintiv believes that the benefits of Ovintiv’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Ovintiv outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Board of Directors to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Ovintiv. Such provision may have the effect of deterring hostile takeovers or delaying changes in control or management of Ovintiv.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors or by one or more stockholders of record holding at least 20% of the voting power of all outstanding shares of common stock. This may limit the ability of Ovintiv stockholders to take action between annual meetings without the prior approval of the Board of Directors.

Restriction on Stockholder Action by Written Consent

The Certificate of Incorporation does not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of Ovintiv stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Bylaws establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors and the inclusion of any such nominees in the proxy materials of Ovintiv.

Composition of the Board of Directors; Election and Removal of Directors

The Board of Directors consists of one or more members, the number thereof to be determined from time to time by the Board of Directors. The directors of Ovintiv are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. At each annual meeting of Ovintiv, directors will be elected to one-year terms that expire at the next annual meeting of stockholders.

Subject to the rights, if any, of holders of any series of preferred stock with respect to removal without cause of directors elected by such holders, the directors of Ovintiv may be removed with or without cause at any time by the holders of a majority of the voting power of Ovintiv’s then-outstanding common stock.

Directors on the Board of Directors will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before Ovintiv files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Board of Directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election shall offer to tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Certificate of Incorporation provides that, unless Ovintiv consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of Ovintiv; (b) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Ovintiv to Ovintiv or Ovintiv’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”); or (d) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

Such provision may limit the ability of an Ovintiv stockholder to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other matters pertaining to Ovintiv’s internal affairs, and may discourage lawsuits with respect to such claims.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.

These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Certificate of Incorporation opts out of Section 203.

Limitations of Liability and Indemnification Matters

The Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.

DESCRIPTION OF WARRANTS

Ovintiv may issue warrants to purchase any combination of its debt securities, shares of common stock, shares of preferred stock or other securities. Ovintiv may issue warrants independently or together with other Securities. Warrants sold with other Securities may be attached to or separate from the other Securities. The warrants either will be issued under a warrant indenture or agreement that will be entered into by Ovintiv and a trustee or warrant agent at the time of issuance of the warrants or will be represented by warrant certificates issued by Ovintiv.

Holders of warrants are not stockholders of Ovintiv. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of shares of common stock and/or other securities of Ovintiv purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

DESCRIPTION OF UNITS

Ovintiv may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Ovintiv may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of common stock or shares of preferred stock, as applicable, at a future date or dates, and including by way of instalment. The price per share of common stock or share of preferred stock and the number of shares of common stock or shares of preferred stock, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. Share purchase contracts will require the purchase price to be paid either at the time share purchase contracts are issued or at a specified future date. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The share purchase contracts may be issued separately or as part of units, which are referred to in this prospectus as “share purchase units”, consisting of a share purchase contract and other securities or obligations issued by Ovintiv or third parties, including United States treasury securities, securing the holders’ obligations to purchase the shares of common stock or shares of preferred stock under the share purchase contracts.

Holders of share purchase contracts or share purchase units are not stockholders of Ovintiv. The particular terms and provisions of share purchase contracts or share purchase units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts or share purchase units. This description will include, where applicable: (i) whether the holder is obligated to purchase or sell, or both purchase and sell, shares of common stock or shares of preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts or share purchase units are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether settlement will be by delivery, or by reference or linkage to the value or performance of shares of common stock or shares of preferred stock; (v) any acceleration, cancellation, termination or other provisions relating to the settlement; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts or share purchase units will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of share purchase contracts or share purchase units; and (ix) any other material terms and conditions including, without limitation, transferability and adjustment terms and whether the share purchase contracts or share purchase units will be listed on a stock exchange.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our shares of common stock in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the NYSE and the TSX or other existing trading markets for our shares of common stock, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an “at-the-market” distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act.

If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Securities other than shares of common stock will be a new issue of securities with no established trading market. Each prospectus supplement will indicate if the Securities offered thereby will be listed on any securities exchange. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for such securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any Securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP are the Company’s auditors and have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Certain estimates of the Company’s oil, NGLs and natural gas reserves as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by the Company’s internal qualified reserves evaluators and were audited by McDaniel & Associates Consultants Ltd. and Netherland, Sewell & Associates, Inc. Such estimates have been so incorporated by the Company in reliance on the authority of such experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC Registration Fee	$	*
Accounting Fees and Expenses	$	*	*
Legal Fees and Expenses	$	*	*
Printing Fees	$	*	*
Transfer Agents and Trustees’ Fees and Expenses	$	*	*
Stock Exchange Listing Fees	$	*	*
Miscellaneous	$	*	*
Total	$	*	*

*	Applicable SEC registration fees have been deferred in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

**

These fees are calculated based on the Securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the Securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits, or proceedings brought by third parties, whether civil, criminal, administrative, or investigative, if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of expenses if the person seeking indemnification has been found liable to the corporation. In addition, the statute requires indemnification of directors and officers to the extent they have been successful, on the merits or otherwise, in defending an action, suit, or proceeding (whether brought by a third party or by or on behalf of the corporation). The statute also permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit, or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Ovintiv’s Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.

The foregoing summaries are necessarily subject to the complete text of Section 145 of the DGCL and Ovintiv’s Certificate of Incorporation and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item	16. Exhibits.†

Exhibit Number	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Ovintiv’s Current Report on Form 8-K12B filed on January 24, 2020, SEC File No. 001-39191).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Ovintiv’s Current Report on Form 8-K filed on December 19, 2022, SEC File No. 001-39191).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Ovintiv’s Current Report on Form 8-K12B filed on January 24, 2020, SEC File No. 001-39191).

4.2*	Form of Indenture.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of McDaniel & Associates Consultants Ltd.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility of the Trustee on Form T-1.

107*	Filing Fee Table.

*	Filed herewith.
†

Ovintiv Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby. Any additional required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ovintiv Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of March, 2023.

OVINTIV INC.

By:	/s/ Brendan M. McCracken
Name: Brendan M. McCracken
Title: President & Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brendan M. McCracken and Corey D. Code, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Peter A. Dea	Chairman of the Board of Directors	March 1, 2023
Peter A. Dea

/s/ Brendan M. McCracken	President & Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2023
Brendan M. McCracken

/s/ Corey D. Code	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2023
Corey D. Code

/s/ Meg A. Gentle	Director	March 1, 2023
Meg A. Gentle

/s/ Ralph Izzo	Director	March 1, 2023
Ralph Izzo

/s/ Howard J. Mayson	Director	March 1, 2023
Howard J. Mayson

/s/ Lee A. McIntire	Director	March 1, 2023
Lee A. McIntire

/s/ Katherine L. Minyard	Director	March 1, 2023
Katherine L. Minyard

Signature	Capacity	Date

/s/ Steven W. Nance	Director	March 1, 2023
Steven W. Nance

/s/ Suzanne P. Nimocks	Director	March 1, 2023
Suzanne P. Nimocks

/s/ George L. Pita	Director	March 1, 2023
George L. Pita

/s/ Thomas G. Ricks	Director	March 1, 2023
Thomas G. Ricks

/s/ Brian G. Shaw	Director	March 1, 2023
Brian G. Shaw